Exhibit
   11
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                                                     PATHE COMMUNICATIONS CORPORATION

                                                   COMPUTATION OF LOSS PER COMMON SHARE

                                                  (in thousands, except per share data)




                                                                                        Quarter Ended September 30,
                                                                                        1994                     1993
     Net loss  . . . . . . . . . . . . . . . . . . . . . . . . .                  $        (5,173)        $      (4,970)


     Weighted average common shares outstanding  . . . . . . . .                           116,747               116,747


     Net loss per common share . . . . . . . . . . . . . . . . .                  $         (0.04)        $       (0.04)





                                                                                       Nine Months Ended September 30,
                                                                                          1994                 1993
     Net loss  . . . . . . . . . . . . . . . . . . . . . . . . .                    $       (15,063)    $     (17,690)


     Weighted average common shares outstanding  . . . . . . . .                             116,747           116,747


     Net loss per common share . . . . . . . . . . . . . . . . .                    $         (0.13)    $       (0.15)
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